UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 26, 2017

SOCIAL REALITY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37916	45-2925231
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

456 Seaton Street, Los Angeles, CA  90013

(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code:  (323) 694-9800 not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 2, 2017 the board of directors appointed Mr. Mark Weiss as a member of the board. Biographical information for Mr. Weiss is as follows:

Mark Weiss, 54, has been Managing Director of Huge LLC, a full service digital advertising agency based in Brooklyn, NY with offices worldwide, since September 2017. Mr. Weiss is a communications expert who has managed global interdisciplinary teams for a wide variety of business verticals including telco, financial services, fast food and consumer packaged good. Prior to joining Huge LLC, from January 2013 until March 2017 Mr. Weiss was Global Chief Marking Officer and Global Chief Revenue Officer of Havas Worldwide at Havas, and from December 2014 until February 2016 he served as Managing Partner, Havas New York at Havas. From January 2010 until January 2013 Mr. Weiss was Chief of Staff at KSB+, and he was employed by McCann Worldgroup from 1997 until 2010, servicing as Executive Vice P resident, Chief Growth Officer (2003 to 2010), Executive Vice President, Group Account Director – Coca Cola North America at McCann Worldgroup (2002 to 2003) and Worldwide Account Director – MasterCard International at McCann Worldgroup (1997 to 2002). Mr. Weiss received a B.S. in Advertising from Syracuse University.

Consistent with our compensation policy for non-executive directors, upon his appointment to the board Mr. Weiss was awarded a restricted stock grant of 5,263 shares of our Class A common stock valued at $10,000 as partial consideration for his services as an independent director during 2017 He will also receive a $10,000 annual retainer, payable quarterly, and a per meeting fee of $2,000. There was no arrangement or understanding between Mr. Weiss and any other person pursuant to which he was appointed to our board. The Corporate Governance and Nominating Committee of our board, which recommended his appointment, determined that he is "independent" within the meaning of Nasdaq Marketplace Rule 5635.

On September 26, 2017 Ms. Erin DeRuggiero, Co-Founder, Chief Innovations Officer and a member of the board of directors of Social Reality, Inc., tendered her resignation as a board member. There were no disagreements between our company and Ms. DeRuggiero on any matter. Ms. DeRuggiero, who served as a member of our board of directors since co-founding the company in 2010, remains an executive officer of our company with primary responsibilities for the operation of our SRAXmd business. Mr. Weiss was appointed to the board to fill the vacancy created by Ms. DeRuggiero' s resignation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOCIAL REALITY, INC.

Date: October 2, 2017	By:	/s/ Christopher Miglino
Christopher Miglino, Chief Executive Officer